EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES COURT DECISION

NATICK, Mass., May 28 /PRNewswire-FirstCall/ -- Boston Scientific Corporation (NYSE: BSX) today announced that a U.S. District Court jury in Marshall, Texas has reached a verdict in a patent infringement suit brought against the Company by Medtronic. Medtronic alleged that certain Boston Scientific balloon catheters and stent delivery systems infringed four U.S. patents held by Medtronic. Boston Scientific claimed non-infringement, invalidity, unenforceability and other equitable relief. The District Court previously granted the Company’s summary judgment motion on one of the patents and dismissed Medtronic’s claim of willful infringement. The jury found that certain Boston Scientific balloon catheters and stent delivery systems infringe Medtronic’s patents and that the patents are valid. The jury awarded damages of $250 million.

Boston Scientific has raised a number of defenses that were not considered by this jury but will be heard by the District Court on July 31. If those defenses are successful, the jury’s verdict will be set aside.

If those defenses are not successful, the Company plans to seek to overturn the verdict in post-trial motions before the District Court and, if necessary, to appeal to the U.S. Court of Appeals for the Federal Circuit in Washington, D.C. The Company is confident it will prevail on appeal because it believes the jury verdict is unsupported by both the evidence and the law.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: http://www.bostonscientific.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding intellectual property litigation, appeal outcomes and competitive offerings. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those

-- more --

Boston Scientific Corporation / Page 2
May 28, 2008

contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:	Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation